                                                                    EXHIBIT 10.1

                             MANUFACTURING AGREEMENT

This  Manufacturing  Agreement  ("Agreement")  is made  and  entered  into as of

September 16 2003, by and between  Electronic Game Card Limited ("EGC"),  having its place of business at 32 Haymarket,  Piccadilly,  London,  SW1Y 4TP, England,

and Tak Shun (Lam's)  Macao  Offshore Ltd and  associated  companies  having its place of business at Unit 9, 32/F.,  Cable TV Tower,  No. 9 Hoi Shing Rd., Tsuen

Wan, N.T., Hong Kong, collectively the "parties", or singularly "party".

RECITAL

EGC and Tak Shun wish to enter into an agreement pursuant to which Tak Shun will provide  manufacturing  services and testing for EGC  products,  and testing and delivery of such products to the customers of EGC.

AGREEMENT

SECTION 1.0 AGREEMENT TO MANUFACTURE

1.1      SCOPE OF WORK.

During the term of and subject to this  Agreement,  Tak Shun shall  manufacture,

configure,  test and deliver to EGC's customers, and EGC shall purchase from Tak

Shun,  and Tak Shun shall sell to EGC, such  quantities of units of the products described on Exhibit A to this Agreement (the  "Products") as EGC may order from time-to-time,  at  the  quoted  prices  set  forth  on  Exhibit  A.  Tak  Shun's obligations  to  manufacture,  configure  and  test  Products  pursuant  to this

Agreement  shall  commence on receipt of the first Purchase Order from EGC. Each

Product  shall  be  manufactured,  configured  and  tested  according  to  EGC's specifications  for such Product,  which are or will be (prior to or at the time of order)  agreed to, in  writing,  by EGC and Tak Shun (the  "Specifications"),

and,  as  necessary,  debugged  pursuant  to Section  6.0B below in an effort to ensure that such Product meets the Specifications. EGC shall, upon the effective date of this Agreement and monthly thereafter during the term of this Agreement,

give Tak Shun a written forecast of the Products, by type, quantity and expected delivery date, (the "Forecast") for which Tak Shun and EGC reasonably  expect to respectively make and receive delivery during the immediately  succeeding thirty day period. A Forecast will not be deemed to constitute a binding purchase order with respect to Products.  In addition,  EGC shall, from time-to-time,  issue to

Tak Shun a purchase  order,which  shall be considered to be binding,  subject to the terms of this  Agreement,  in the form attached to this Agreement as Exhibit

B, for configured Products,  by type, quantity and delivery date, as and when it desires to order configured Products pursuant to this Agreement.)

SECTION 2.0 PURCHASING AND OTHER MATTERS

2.1      PURCHASE ORDERS.

Purchase  orders for  configured  Products and  Forecasts  for  Products,may  be delivered, duly signed by the Chief Executive Officer of EGC, to Tak Shun by any

reasonable  means,

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including but not limited to postal delivery, courier delivery,  electronic mail or  facsimile  transmission.  Receipt of each  purchase  order will be  promptly confirmed by Tak Shun by similar means.  Tak Shun shall not be bound by any term or condition on a purchase order that is inconsistent with this Agreement or any of its exhibits except to the extent mutually agreed by the parties. If Tak Shun believes it will be unable to meet the delivery  dates set forth in any purchase order and notifies EGC of that concern and suggested  alternative delivery dates within two business days of its receipt of such purchase order, Tak Shun and EGC will negotiate in good faith to agree upon an acceptable delivery date. Tak Shun shall promptly accept or reject such purchase order; provided,  however,  except as provided above, Tak Shun shall be obligated to accept all purchase orders for

Products with respect to which a price has been mutually  agreed by the parties.

The parties shall hold weekly meetings either in person at the offices of either party or by conference  phone call, or at some other  frequency of meeting to be mutually  agreed,  for the purpose of discussing EGC's existing and contemplated

Forecasts and order requirements;  provided, however, only written Forecasts and purchase orders, or written  modifications  thereto,  shall bind EGC pursuant to the terms of this Agreement or otherwise.  The parties, as business requirements dictate, may mutually agree upon the use of blanket purchase orders for specific sub-assemblies or components, subject to the terms of this Agreement.

2.2      PURCHASE ORDER RELEASES.

Tak Shun may make purchase commitments to suppliers based upon the Forecasts and purchase orders received from EGC; provided,  however,  notwithstanding any such commitments,  EGC shall only have such  obligation to purchase units of Products or components or  sub-assemblies  thereof as is  specifically  set forth in this

Agreement.  EGC  shall  only  be  obligated  to  Tak  Shun  for  components  and sub-assemblies  ordered by Tak Shun, as specifically provided in this Agreement,

including,  without limitation,  non-cancellable or non-returnable components or sub-assemblies,  in quantities  essential to meet a then projected delivery date

for  the  related  Product  in  the  then  most  recent   Forecast   ("Permitted

Components").  Tak Shun will give EGC written notice,  from time to time, of the necessary  advance order period for any component or  sub-assembly  that must be ordered  more than forty (40) days prior to receipt  thereof by Tak Shun and any material change in such advance order period.

2.3      PURCHASE ORDER CONTENTS.

         Each purchase order shall contain the following information:

         A.       Quantity and type of units of Product to be shipped.

         B.       Product unit price.

         C.       Product model number.

         D.       Delivery schedule, by date, Product unit and quantity.

         E.       Packaging process and method.

         F.       Destination, carrier and other specific instructions.

2.4      RESCHEDULING OF RELEASED ORDERS.

         A. EGC may reschedule delivery of units of Products for a later date by sending Tak Shun a written  change order no less than twenty five (25)  business days before the  scheduled  delivery  date.  Expediting of delivery of a Product beyond the limitations

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specified  in the  schedule  below may only be made with the approval of each of the parties,  and only at EGC's written  request.  Any fees for such expediting,

including resulting premium costs associated with materials,  labour or handling must also be mutually agreed upon, in writing, by the parties.

         B.  Should Tak Shun in any  circumstance  advise  EGC of a  rescheduled delivery of units of Product  after the  scheduled  delivery  date Tak Shun must send written notice to EGC immediately by e-mail or facsimile.

2.5      IMPACT OF RESCHEDULING

With respect to the rescheduling of any Products, and related components, beyond the limits described in 2.4(A) above, EGC shall be responsible for accepting the delivery  of Product on the  scheduled  date,  without  incurring  penalty  with payment  terms for the order to apply as described  in Section 3 below.  Product shall be  delivered  to a  location  identified  to Tak Shun by EGC or, at EGC's direction,  disposed  of by Tak Shun  where EGC is to bear or  benefit  from any changes in delivery costs. With respect to the rescheduling of any Products, and related  components,  described in 2.4(B) above, Tak Shun shall be charged a fee commensurate with the rescheduled  delivery date, by EGC, measured in the number of business days according to the following schedule:

Difference, in business days, between

scheduled delivery date and rescheduled

delivery date                                    Fee

Up to 15 days                                    cost of airfreight

Over 15 days                                     100% of total order value

Should such fees be incurred these shall be deducted from Tak Shun's invoice for the  corresponding  purchase  order and the  letter of  credit  provided  by EGC reduced accordingly.  EGC reserves the right to cancel purchase orders for which the rescheduled delivery date exceeds fifteen days.

Tak Shun's liabilities in respect of clause 2.5 will commence only when Tak Shun has  accepted a  purchase  order from EGC by Tak  Shun's  signed  agreement  and returned it to EGC and its appointed agents as designated in Clause 3 below. The receipt of the purchase order by EGC will release the deposit of 30% to Tak Shun and any terms of any Letter of Credit given to Tak Shun by EGC as  designated in

Clause 3 below.

2.6      ENGINEERING DESIGN CHANGES.

If EGC should  request any  engineering  change order for any Product,  Tak Shun will as soon as is practicable  give EGC written notice,  by e-mail or facsimile of the date by which,,  such engineering change order could be implemented.  EGC shall be responsible for any overall  increase in such costs (net of any savings of costs),  due to an engineering  change order,  to which it agrees in writing,

but shall not pay for the cost of the  engineering  change itself which Tak Shun will provide free of charge.

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2.7      QUALITY PROGRAM.

Tak Shun shall work with quality control  advisors  designated by EGC [currently

Professional  Quality  Control  Systems  Ltd (Pro QC) ] to  establish  a quality control  program  to a  standard  to be agreed  between  EGC and Tak Shun and in accordance with Exhibit C, to be finalised at a later date than this agreement.

2.8      CANCELATIONS.

In the event  that EGC  wishes  to cancel  some  quantity  of units of  Products ordered  pursuant to this  Agreement,  Tak Shun,  upon  receipt of such  written notice of such  cancellation,  shall stop work on such units of  Products to the extent specified therein.  EGC's termination  liability for a cancellation shall be limited to Payment  for all units of  Products  delivered  to EGC,  or in the process of being delivered at the time. Upon payment of the cancellation charges for any completed Products, work-in-process, or Permitted Components in-house or on order,  such items shall become the property of EGC, F.O.B.  Tak Shun (at the applicable  Tak Shun  facility),  and, at EGC's  election and expense,  shall be delivered to a location  identified  to Tak Shun by EGC or, at EGC's  direction,

disposed  of by Tak Shun or held to EGC's order at Tak Shun's  facility  without cost.  In  addition  to  payment of the value of costs  incurred  by Tak Shun as described  in  Clause  2.8 EGC will  pay Tak Shun up to 10% of the  value of the costs incurred against any opportunity value lost by Tak Shun as a result of any cancellation.

2.9      NEW PRODUCTS/COST PERFORMANCE.

         A.  Quotations by Tak Shun for new products will be developed by use of the mutually agreed upon pricing model set forth on Exhibit A hereto.  Each such quotation  requested  by EGC shall be provided to EGC on an  expeditious  basis.

Each of the parties shall jointly develop a mutually  agreeable  quality program for each new product.

         B. During each calendar  quarter,  beginning  with the third quarter of

2003, the parties will jointly review overall cost and volume performance of Tak

Shun and EGC,  respectively,  and other  performance  parameters  to be mutually agreed upon by the parties. The pricing model referenced in subparagraph A above shall be jointly  reviewed by the parties at an agreed upon frequency and may be modified by the mutual agreement of the parties.

2.9      APPROVAL OF LOCATION.

EGC  agrees  that the place of  production  be  Putian  Dexin,  Wuxing  Village,

Jiangkou Town,  Putian,  Fujian,  Peoples  Republic of China. EGC shall have the right to approve  any new  location  at which Tak Shun is  providing  any of its services hereunder

SECTION 3.0 PAYMENT AND SHIPPING TERMS

3.1      INVOICES AND PAYMENT.

         A.  Following  a  signed  purchase  order  from EGC to Tak Shun and Tak

Shun's  signed  confirmation  of such  purchase  order EGC will within five days provide  Tak Shun a letter of credit  from its bankers the amount of which shall equal the order  value less 30%.

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This  letter  of  credit   shall  be  adjusted  to  reflect  any   eventualities

contemplated by paragraph 2.5 above.  Tak Shun agrees that this letter of credit can only be drawn  against  should  EGC  fail to meet  its  payment  obligations described in paragraph B below and that the Product to which the relevant  order refers has been delivered  F.O.B to the  destination  determined by EGC. EGC may set off any such payment  against  amounts  owed to EGC by Tak Shun  pursuant to this Agreement.  30% of the order value shall be paid by EGC to Tak Shun by bank telegraphic  transfer  within ten days of a signed Purchase Order from EGC being accepted by Tak Shun and received by EGC.

         B. Tak Shun shall  invoice  EGC upon  shipment of  configured  Product.

Payment for such  Product is due net thirty (30) days from date of shipment  and may be made by cheque or wire  transfer.  Should EGC fail to make payment within thirty (30) days after date of invoice, Tak Shun may, at its option, if it gives

EGC written notice, in reasonable  detail, of such failure and EGC does not cure such failure  within five (5) business  days of its receipt of such notice,  (i)

draw on its letter of credit, adjusted to reflect any eventualities arising that are contemplated in paragraph 2.5 above, (ii) cease shipments to EGC

         C.  Representatives of both parties will converse weekly via conference call,  electronic  mail or in person,  or at some other frequency to be mutually agreed,  to resolve any  outstanding  shipment  or payment  disputes in order to ensure timely  resolution of such  disputes.  Any party  disputing a shipment or payment shall promptly describe such dispute in writing,  in reasonable  detail,

and provide such description to the other party.

         D. Tak Shun assumes all  responsibility  for Products,  and components,

held in inventory without the prior, written authorisation of EGC.

3.2      PACKAGING AND SHIPPING.

Tak Shun shall package each unit of Product to EGC's specifications,  or, if not specified by EGC, to good commercial  standards.  All shipments made by Tak Shun to EGC or a customer of EGC shall be F.O.B.  Hong Kong (unless  otherwise agreed at time of order by both parties). Title and risk of loss or damage to a Product shall  pass from Tak Shun to EGC upon  delivery  of such  Product  to the F.O.B.

shipping point. Shipments to EGC or its customer will be made in accordance with

EGC's specific routing instructions, including method of carrier to be used. Tak

Shun agrees to procure shipper if requested to do so by EGC.

SECTION 4.0 WARRANTY

4.1      WARRANTY.

Tak Shun warrants to EGC that each of the Products  manufactured,  configured or tested  by Tak Shun  will  have  been  manufactured,  configured  and  tested in conformance  with the  Specifications  therefore  and be free  from  defects  in workmanship under normal use and service for a period as described in Exhibit A,

and in accordance the quality control procedures in Exhibit C, after shipment by

Tak Shun,  unless  otherwise  mutually  agreed  in  writing.  Tak Shun  shall be responsible for procurement  and selection of components,  incoming  inspection,

and safe handling of the  components  while  in-house at Tak Shun.  Tak Shun are responsible for ensuring the quality of the vendors and the compatibility of the components  and for  producing  a  product  which  does not  unduly  stress  the components

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being used. Tak Shun's obligation under this warranty is limited to refunding or issuing  credit against the purchase order cost of any Products that do not meet such Specifications or are defective in workmanship.  At EGC's election Tak Shun shall refund or issue credit to EGC for any such  Product,  having  notified Tak

Shun in  writing  details of the defect  and  quantities  of Product  concerned,

within  five  (5)  days of such  discovery.  Tak Shun  shall  assign  to EGC any warranties for components or  sub-assemblies  it purchases  under this Agreement and  cooperate  with EGC in its  efforts  to  exercise  its  rights  under  such warranties.

NEITHER PARTY IS LIABLE FOR ANY INCIDENTIAL,  CONSEQUENTIAL OR SPECIAL DAMAGE OF

ANY KIND  WHATSOEVER  IT MAY  CAUSE,  EVEN IF IT IS MADE  AWARE OF THE  POSSIBLE

OCCURRENCE OF ANY SUCH DAMAGE.

SECTION 5.0 RESPONSIBILITY FOR ADDITIONAL COSTS AND EXCESS INVENTORY

5.1      EXCESS INVENTORY.

Tak Shun purchases or orders all components in order to meet EGC's  requirements as set forth in any Forecast or purchase  order,  at its own risk. EGC shall not be required to purchase  any unused  portions of such  components  from Tak Shun should EGC fail to purchase  units of Products,  including such  components,  in accordance with such Forecast or purchase order.

5.2      COST ADJUSTMENTS.

Product  pricing shall remain firm for units of Products on EGC purchase  orders received by Tak Shun.  Cost  adjustments to Product,  as described in Exhibit A,

may only occur under the following circumstances:

         A. The quoted cost of all components and sub-assemblies in each Product subject to this  Agreement  is or will be set forth on Exhibit A or an amendment thereto.  In the  event  there  is an  increase  or  decrease  in the  cost of a component or  sub-assembly,  or the labour  content (as normally  defined in the manufacturing  industry),  of a Product  (which has not been  ordered as of such increase or decrease) which affects the purchase price of such Product, Tak Shun shall  document such increase or decrease in costs and provide such  information to EGC in writing,  in reasonable  detail,  within five (5) business days of Tak

Shun becoming  aware of such  increase or decrease.  In the case of an increase,

both  parties may  mutually  pursue  alternative  pricing in order to retain the original  cost. If such an  alternative  cannot be attained  within a reasonable period  of time,  the  purchase  prices in  Exhibit A for units of the  affected

Product  shall be  adjusted to reflect the actual  amount of such  increase.  No increase  or  decrease  in such  costs for a  Product  shall be passed on to EGC unless and until the aggregate changed costs for such Product, after taking into account all increases and decreases in such costs not previously  made,  exceeds one percent of the then purchase  price of such Product.  As  appropriate in the circumstances, as determined by EGC in its sole discretion, EGC will commit such engineering  resources  as may be  necessary  to qualify an  alternative  source component if its preliminary  review of the engineering  specifications for such alternative  source  component  shows that it provides  enhanced  management  of supply or cost improvements or adequately addresses any end-of-life issues for a then utilized component.

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         B. EGC will be responsible  for no other costs and expenses of Tak Shun other than those included in the purchase price for Product.

SECTION 6.0 FUNCTIONAL TEST

         A.  Tak  Shun  agrees  to  provide  at its  expense  and  for  its  use appropriate functional test equipment, as may be mutually agreed upon by EGC and

Tak Shun from time to time,  reasonably  necessary to allow Tak Shun to meet all product and production  commitments of Tak Shun under this  Agreement.  Tak Shun will also provide,  at its expense,  the technical  support and  maintenance  to ensure all such functional  test equipment is kept in proper working order.  Tak

Shun will ensure that adequate  physical  asset  controls for such equipment are continually  maintained and the equipment is used for the purposes  contemplated by this Agreement and in compliance with the  manufacturer's  specifications for such  usage.  If Tak  Shun  is  negligent  in the  use or  care  of any of  such equipment, or breaches any of its obligations with respect to such equipment, it will be responsible for the cost of repair or replacement of such equipment.

         B.  Tak  Shun is  responsible  for the  functional,  configuration  and in-circuit  testing for each  Product.  Tak Shun agrees to observe all  relevant national,  statutory requirements  commensurate to the final shipping address of the  Product in its  testing  parameters.  Any  testing  carried  out by parties arranged  by EGC other than Tak Shun will be be the  responsibility  of and paid for by EGC.  EGC will  give  advance  notice  to Tak  Shun in  order to  achieve specific  requirements of EGC. Tak Shun will engage in best efforts to debug any failed Product and will run all units of the failed Product  through its process

(i.e.,  rework/test)  no less than three times in a thirty (30) day period.  EGC will be promptly notified of the results of each such rework/test. If subsequent analysis  by EGC shows that the  failure of a Product was a result of Tak Shun's manufacturing,  including without  limitation,  configuration  process,  EGC may elect  Tak Shun to  replace,  refund  or issue  credit  to EGC for the  Products concerned under the warranty terms as described, in paragraph 4.1 above.

SECTION 7.0 TERM AND TERMINATION

7.1      TERM AND TERMINATION. The initial term of this Agreement shall commence on the  effective  date  hereof and extend  for one (1) years  thereafter,  with automatic one year renewals  unless  terminated  according to one or more of the following provisions:

         A. At any time upon the mutual written agreement of both parties;

         B. At the end of the first  one-year  term  hereof,  or any  subsequent one-year  term, by either party upon written  notice of termination to the other party received not less than sixty (60) days prior to the expiration of any such term;

         C. By either party,  following a material  breach of this  Agreement by the other party and the  breaching  party's  failure to cure such breach  within fifteen (15) days of it receiving written notice of such breach; and

         D. By either  party  upon the other  party  seeking an order for relief under the bankruptcy laws of England or similar laws of any other  jurisdiction,

a composition with or assignment for the benefit of creditors, or dissolution or liquidation.

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Notwithstanding  any possible  implication to the contrary herein or as a result of the course of conduct or past  relationship of the parties,  either party may terminate this Agreement  pursuant to subparagraph B above with or without cause and  neither  party  presently  has a right to have this  Agreement  continue in effect for any period other than as specified in  subparagraph B above,  subject to subparagraphs C and D above.

7.2      EFFECT OF TERMINATION

Upon any such termination by Tak Shun or any such termination by EGC pursuant to subsection A or B above, EGC shall be liable for any  cancellation  according to

Section 2.8 above.

SECTION 8.0 INDEMNIFICATION

8.       PRODUCT INDEMNIFICATION.

EGC  agrees  that  it will  indemnify  Tak  Shun  against  any  and all  claims,

liabilities,  damages or causes of action  (collectively,  a "Claim")  hereafter brought or asserted by any person or entity arising out of the design, or use of any units of Product(s) manufactured by Tak Shun under this Agreement, except to the extent such Claim  results from such units of  Product(s)  not meeting their

specifications   or  being  defective  in  workmanship.   Such   indemnification

obligation  is  conditioned  upon Tak Shun  promptly  notifying  EGC of any such claim. Such indemnification  shall include reasonable  attorneys' fees and other costs incurred by Tak Shun in the defence of any Claim;  provided,  however, EGC shall have the right to defend any Claim with its own counsel.

Tak Shun  agrees  to comply  with all  local,  federal  and  national  rules and regulations and laws at the place of manufacture regarding the production of the units including the manufacturing processes,  labour working conditions,  health and safety directives, and waste disposal, also to be in accordance with ISO and

WTO  requirements  from time to time,  and will indemnify EGC against any claims brought arising from Tak Shun's breach of such regulations.

8.2      PATENTS, COPYRIGHT, TRADE SECRET AND OTHER PROPRIETARY RIGHTS.

Each party (the "indemnifying party") shall defend, indemnify, and hold harmless the other party from any claims by a third party of infringement of intellectual properties  resulting from the acts of the  indemnifying  party pursuant to this

Agreement, provided that the other party (i) gives the indemnifying party prompt

notice  of  any  such  claims,   (ii)  renders  reasonable   assistance  to  the

indemnifying  party thereon,  and (iii) permits the indemnifying party to direct the defence of the  settlement  of such claims.  All design work,  additions and amendments  in connection  with the Product,  including  source  codes,  whether originated  by Tak  Shun  or  its  sub  contractors  in the  course  of  Product development  shall at all times be and remain the  exclusive  property of EGC in perpetuity.

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8.3      CONFIDENTIAL INFORMATION

         A. Tak Shun and EGC  agree to  execute,  as part of this  Agreement,  a

Nondisclosure   Agreement  for  the   reciprocal   protection  of   confidential

information.

         B.  Subject  to  the  terms  of the  Nondisclosure  Agreement  and  the proprietary rights of the parties,  Tak Shun and EGC agree to regularly exchange relevant  process  development  information and business plans to include market trends,  process technologies,  product requirements,  new product developments,

available capacity and other information to support  technology  advancements by both Tak Shun and EGC.

SECTION 9.0 MISCELLANEOUS

9.1      ENTIRE AGREEMENT.  This Agreement shall constitute the entire agreement between the parties with  respect to the  transactions  contemplated  hereby and supersedes all prior agreements and understandings  between the parties relating to such  transactions.  The exhibits attached hereto are considered to be a part of this Agreement;  provided, however, to the extent there is a conflict between any term of this  Agreement and any term on the face of a purchase  order or any other document  utilized by EGC to order Products  hereunder,  such term of this

Agreement   shall  govern.   The  parties  agree  that  this  agreement   remain

confidential  and can not be  disclosed  to a  third-party  without  the  prior,

written consent of the other party.

9.2      CURRENCY.

All references in this  Agreement,  and exhibits  attached  hereto,  shall be in

United States Dollars (US $) unless mutually agreed in writing by the parties.

9.3      ASSIGNMENT.

This  Agreement  shall be binding  upon and inure to the benefit of the parties.

Neither  party  hereto  shall in any way sell,  transfer,  assign,  or otherwise dispose of any of the  rights,  privileges,  duties and  obligations  granted or imposed upon it under this Agreement.

9.4      SEVERABILITY.

In case any one or more of the provisions  contained in this Agreement shall for any reason be held to be  invalid,  illegal  or  unenforceable  in any  respect,

except in those instances where removal or elimination of such invalid, illegal,

or  unenforceable   provision  or  provisions  would  result  in  a  failure  of

consideration   under   this   Agreement,   such   invalidity,   illegality   or

unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid,  illegal or  unenforceable  provision had never be uncontained herein.

9.5      FORCE MAJEURE.

Neither  party  shall be liable to the  other  for any delay in  performance  or failure to perform,  in whole or in part,  due to war or act of war  (whether an actual declaration is made or not), insurrection,  riot, civil commotion, act of public  enemy,  accident,  fire,  flood,  or  other  act  of  God,  act  of  any governmental authority, judicial action or similar causes beyond the

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reasonable  control of such party.  If any event of force  majeure  occurs,  the party affected by such event shall promptly notify the other party of such event and take all reasonable actions to avoid the effect of such event.

9.6      INDEPENDENT CONTRACTOR.

Tak Shun and EGC are and shall be independent  contractors  to one another,  and nothing  herein  shall be deemed to cause  this  Agreement  to create an agency,

partnership, or joint venture between the parties.

9.7      DISPUTES.

In the spirit of continued cooperation,  all disputes and controversies of every kind and nature  between the parties  arising out of or in  connection  with the existence,  construction,  validity,  interpretation,  or meaning,  performance,

non-performance,  enforcement, operation, breach, continuance, or termination of this  Agreement  shall be  submitted  to binding  arbitration,  pursuant  to the following.  It is the  intent  of the  parties  that  any  dispute  be  resolved informally and promptly through good faith negotiation between Tak Shun and EGC.

Either party may initiate negotiation proceedings by written notice to the other party setting forth the particulars of the dispute. The parties agree to meet in good faith to jointly  define the scope and a method to remedy the  dispute.  If these proceedings are not productive of a resolution,  then senior management of

Tak Shun and EGC are authorized to and will meet  personally to confer in a bona fide attempt to resolve the matter.  Should any disputes remain existent between the parties after completion of the two-step resolution process set forth above,

then the  parties  shall  promptly  submit  any  dispute  to  mediation  with an independent  mediator. In the event mediation is not successful in resolving the dispute,  the  parties  agree to submit the  dispute to binding  arbitration  as nominated by the  Institute of Insurance  Loss  Adjustors of England,  who shall select an appropriate  arbitrator with experience in manufacturing  disputes for technology products.

9.8      JURISDICTION.

This Agreement  shall be governed by, and construed in accordance  with the laws of Hong Kong.  In any action to enforce this  Agreement,  the  prevailing  party shall be awarded all court costs and reasonable legal fees incurred.

9.9      EXHIBITS.

Each exhibit hereto is incorporated  herein by this  reference.  The parties may amend  any  exhibit  from  time-to-time  by  entering  into a  separate  written agreement, referencing such exhibit and specifying the amendment thereto, signed by an authorized employee of each of the parties.

                                     - 10 -


IN WITNESS  WHEREOF the parties  have  caused this  Agreement  to be executed by their respective authorised representatives.

TAK SHUN TECHNOLOGY GROUP LIMITED        ELECTRONIC GAME CARD LIMITED

By: /S/ YEUNG KWONG LUN                  By: JOHN BENTLEY

    -----------------------------            ------------------------

YEUNG KWONG LUN                          JOHN BENTLEY

---------------------------------        ----------------------------

Name (type or print)                     Name (type or print)

Sales and Marketing Manager              Director

---------------------------------        ----------------------------

Title                                    Title

Date:  16 Sept 2003                      Date:  16/9/2003

                                     - 11 -


                                    EXHIBIT A

GAMECARD BASIC DESIGN

Matt Webb to send drawing and samples to accompany exhibit A.

The  standard  GameCard  currently  comes  in  an  upright  portrait  format  or horizontal  landscape  layout.  The size of a credit  card (85mm x 54 mm) with a thickness of  approximately  3mm depending on security and design  requirements.

See figure 1. The unit is lightweight, weighing approximately 14gm (0.49 oz).

                                [GRAPHIC OMITTED]

The hand held unit  consists  of a slim  moulded  plastic  shell  made of ABS. A required number of apertures/windows  are cut out of the front face which allows the LCD screen to display the game  numbers or icons.  The LCD screen is located within  the shell  with  moulded  location  ribs.  A ribbon  cable  leads to the electronic circuit board.

The circuit  board is located on small  pillars and riveted into  position.  The microprocessor  chip [tba] is bonded underneath and in the centre of the circuit board for added  protection.  On one edge of the circuit board, the ribbon cable makes pressure contact to communicate with the LCD.

The chip is resin  bonded to the  circuit  board thus  making it  impossible  to altered or removed without damage to it or the circuit board.

On the front face of the plastic  shell there is a thin plastic  membrane,  heat welded to the plastic case to create a sealed  unit.  (Still not yet confirm and found out the suitable materials to ensure this requirement.) Under this plastic membrane are touch  sensitive game play buttons.  When these buttons are pressed they make contact with the circuit board and activate the game.

The power supply for the game comes from a slim,  disposable  alkaline manganese watch type battery  placed into the circuit  board.  The battery is activated by the consumer's removal of a celluloid tab and will give a life as follows:

                                     - 12 -


         o        An initial  three (3) month  period  prior to  activation,  to allow for storage and shelf time for the GameCard before it is sold; plus

         o        A further period of time to play the GameCard up to 200 games,

                  plus

         o        A further six (6) month  period to store the  winning  game in stand-by  mode,  and to return the game for  verification  and payout.

(All the battery life time criteria will accord to / rely on the  performance of

IC, but battery itself is the key component to active you need.)

The GameCard  contains  proprietary  Electronic  reset  technology to counteract static  electricity  discharge  problem,  a common problem occurring in portable electronic  devices  whereby static  electricity  builds up in the circuitry and chip causing the  microprocessor  to freeze and rendering  the unit  inoperable,

requiring a hard reset.

The ABS plastic case must be able to accept direct ineradicable ink jet printing with information as required by EGC customers. (To be confirmed)

Standard Specifications

         o        Construction  - Front  fascia  bonded onto a ABS plastic  case with radius edge all around forming a complete security seal

         o        Dimension - 85mm X 54mm X 3mm

         o        Weight - approx. 14gm

         o        Control Buttons - touch sensitive dual On and Play

         o        Screen Size - 40mm LCD

         o        Battery  Life - once  activated by removal of paper tag - nine

                  (9) months plus.

         o        Colour of GameCard case - white

         o        Packaging - the  GameCards  are boxed in  protective  wrapping suitable for intercontinental transhipment.

ATTACHED SAMPLE GAMECARD

QUOTED PRICES

------------------------------------------ -------------------------------------

Quantity                                   Unit Price

------------------------------------------ -------------------------------------

0- 20,000                                  $0.540

------------------------------------------ -------------------------------------

0 - 2,000,000                              $0.500

------------------------------------------ -------------------------------------

0- 10,000,000                              $0.460

------------------------------------------ -------------------------------------

Prices  will be  adjusted  after the  final  confirmation  of the above  quality requirements and materials selection by EGC.

                                     - 13 -


                                    EXHIBIT B

[GRAPHIC OMITTED]                PURCHASE ORDER

                 EGC Limited, 32 Haymarket, London, SW1 4TP, UK

--------------------------------------------------------------------------------

Sent by:  FAX     EMAIL   (MARK AS APPROPRIATE)

--------------------------------------------------------------------------------

----------------------------------------------------- --------------------------

Address: T.B.C.                                       P/O Number:

                                                      Date:

                                                      EGC Contact:

Attn:             Mr Sammi Yeung

Tel:              +852 2419 8831                      Pages:

Fax:              +852 2408 1575

Email             sammi@takshun.com.hk

---------------- ---------------- -------------- ---------------- -------------

Model No.        Description      Quantity       Unit Price USD   Amount USD

---------------- ---------------- -------------- ---------------- -------------

---------------- ---------------- -------------- ---------------- -------------

---------------- ---------------- -------------- ---------------- -------------

----------------------------------------------------------------- -------------

Total

----------------------------------------------------------------- -------------

Price Term:

Payment Terms:

Delivery date:

Shipping Mark:

Delivery Address:

Remarks

1.

2.

3.

4.

Placed By:                                Confirmed By:

-----------------------------             --------------------------

Electronic Game Card Ltd                  Tak Shun

This  purchase  order is  subject  to the terms of any  Manufacturing  Agreement existing between EGC and Tak Shun (Lam's) Macao Offshore Ltd .

                                     - 14 -


                                    EXHIBIT C

Both  quantity  and quality  standards  of the  products as defined in Exhibit A shall be inspected at the premises of Tak Shun at any time during the production process  or up to and at the point of  delivery  FOB Hong  Kong by  Professional

Quality Control Systems Ltd., hereinafter referred to as "Pro QC", of Hong Kong,

Tel. 00852 2759 3281, Fax 00852 2751 7131, an impartial  surveyor.  EGC reserves the  exclusive  right to change the nominated  surveyor at any time.  Inspection certification shall be required with all delivered product.

Pro QC System certification will certify that the goods inspected conform to any contractual  specification  and/or sample agreed  between EGC and Tak Shun.  The provision of a Pro QC System  inspection  certificate  does not release Tak Shun from their  responsibilities  for their product. A final random inspection based on MIL-Standard-105E Level 1 AQL major [tba], minor [tba]will be executed by EGC quality  assurance  centre  Pro QC. Tak Shun  cooperation  in respect of this is required.

Any additions or  amendments to the above to be agreed  between EGC and Tak Shun and not to be unreasonably withheld for inclusion at a later date.

                                     - 15 -